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BIG CITY RADIO, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CLASS A COMMON STOCK

CUSIP




THIS IS TO CERTIFY THAT


is the owner of


FULLY PAID AND NON-ASSESSABLE SHARES OF THE CLASS A COMMON STOCK, $.01 PAR VALUE PER SHARE, OF

BIG CITY RADIO, INC.

transferable on the books of the Corporation by the registered holder hereof in person or by its duly authorized attorney, upon surrender of this certificate properly endorsed.

 This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Amended and Restated Certificate of Incorporation, as amended, of the Corporation (a copy of which is on file with the Transfer Agent) to all of which the holder of this certificate, by acceptance hereof, assents.

 This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

 Witness the facsimile seal of the Corporation and the facsimile signatures of its authorized officers.

Dated:


SECRETARY

PRESIDENT

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COUNTERSIGNED AND REGISTERED:

CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

TRANSFER AGENT

AND REGISTRAR

BY


AUTHORIZED OFFICER